EXHIBIT 99.1

HOME FEDERAL BANCORP, INC. OF LOUISIANA ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND

SHREVEPORT, La — April 10, 2013 — Home Federal Bancorp, Inc. of Louisiana (NASDAQ: HFBL) announced today that its Board of Directors at their meeting on April 10, 2013, declared a quarterly cash dividend of $.06 per share on the common stock of Home Federal Bancorp, Inc. of Louisiana. The dividend is payable on May 6, 2013, to the shareholders of record at the close of business on April 22, 2013.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its four full-service banking offices and one commercial lending agency office in northwest Louisiana. Home Federal recently shifted focus to becoming a full-service bank and is committed to providing an unparalleled level of personal service while helping customers meet all their financial needs. Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

CONTACT:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, Executive Vice President and Chief Operating Officer Dawn F. Williams, Vice President 318.841.1170